Exhibit 23.1


              Consent of Independent Certified Public Accountants


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 21, 2002, in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-92058) and related Prospectus of Aphton Corporation for the Registration of 5,000,000 shares of its common stock.


                                                    /s/ Ernst & Young LLP



Miami, FL
July 11, 2002